                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) July 10, 2009

CENTURY PROPERTIES FUND XV

(Exact name of Registrant as specified in its charter)

            California                0-9680                  94-2625577

 (State or other jurisdiction       (Commission            (I.R.S. Employer

         of incorporation or        File Number)        Identification Number)

           organization)

                               55 Beattie Place

                             Post Office Box 1089

                       Greenville, South Carolina 29602

                   (Address of principal executive offices)

                                (864) 239-1000

                          (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Century Properties Fund XV, a California limited partnership (the “Registrant”), owns Preston Creek Apartments (“Preston Creek”), a 228-unit apartment complex located in Dallas, Texas.   As previously disclosed, on May 6, 2009, the Registrant entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, RRM–I, LLC, a Louisiana limited liability company (the “Purchaser”), to sell Preston Creek to the Purchaser for a total sales price of $11,600,000.

As previously disclosed, on June 26, 2009, the Registrant and the Purchaser entered into a First Amendment to the Purchase and Sale Contract pursuant to which the feasibility period and the loan assumption approval period were both extended from June 26, 2009 to July 13, 2009.

On July 10, 2009, the Registrant and the Purchaser entered into a Second Amendment to the Purchase and Sale Contract (the “Second Amendment”) pursuant to which the feasibility period and the loan assumption approval period were both further extended from July 13, 2009 to July 17, 2009.

This summary of the terms and conditions of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibit

10.20       Second Amendment to Purchase and Sale Contract between Century Property Fund XV, a California limited partnership, and RRM-I, LLC, a Louisiana limited liability company, dated July 10, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PROPERTIES FUND XV

By:   Fox Capital Management Corporation

Managing General Partner

By:   /s/Steven D. Cordes

Steven D. Cordes

Senior Vice President

Date: July 14, 2009